UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

Customer Acquisition Network Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141141	01-0692341
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Park Avenue South Suite 908-909 New York, NY	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 712-0000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2008, Customer Acquistion Network Holdings, Inc.'s (the "Registrant" or "our") board of directors voted to appoint David Garrity (the “Appointment”) to fill an existing vacancy on our board of directors (the “Board”), subject to Mr. Garrity’s acceptance of such appointment. On June 9, 2008, Mr. Garrity accepted such appointment and joined our board of directors. As a result of Mr. Garrity’s acceptance, Mr. Garrity was granted 100,000 options to purchase our common stock, par value $0.001, pursuant to Registrant's 2007 Incentive Stock and Award Plan (the “Options”). As required under the plan, the exercise price of the Options was set at $2.998 per share, the closing price of our common stock on June 6, 2008. 25% of the Options will vest on each anniversary of the Appointment. Mr. Garrity’s biography is provided below.

David M. Garrity, CFA, 47, joined our Board on June 9, 2008. From 2006 to the present, Mr. Garrity has served as Managing Director and Director of Research at Dinosaur Securities, LLC, located in New York, NY. From 2005 through 2006, Mr. Garrity served as a Managing Director and Director of Research for Hapoalim Securities USA, Inc. located in New York, NY. From 2004 to 2005, Mr. Garrity served as a Managing Director, Market Strategist and Internet/IT Services Sector Analyst for Caris & Company located in New York, NY. From 2002 to 2004 Mr. Garrity served as a Managing Director of the IT Services Sector for American Technology Research, Greenwich, CT. From 1999 to 2001, Mr. Garrity was Director and Coordinator of Global Automotive and United States B2B Software Sector Research of Dresdner Kleinwort Wasserstein located in New York, NY. From 1997 to 1998, Mr. Garrity was Executive Director and Senior Automotive Analyst of CIBC World Markets located in New York, NY. From 1994 to 1997, Mr. Garrity was a Vice President and Senior Automotive Analyst of Salomon Smith Barney located in New York, NY. Mr. Garrity received a Bachelor of Arts from the College of the Holy Cross, Worcester, MA in June 1983 and received a Master of Management from the J. L. Kellogg Graduate School of Management, Evanston, IL in June 1988.

On May 28, 2008, we engaged Dinosaur Securities LLC (“Dinosaur”), of which Mr. Garrity is Managing Director and Director of Research, to act as placement agent for the private placement of our common stock and warrants. Pursuant to the engagement, Dinosaur received fees in the amount of $7,000 and 2,800 five-year warrants to purchase our common stock, par value $0.001 per share, at an exercise price of $2.50.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMER ACQUISITION NETWORK HOLDINGS, INC.

Dated: June 13, 2008	By:	/s/ Michael D. Mathews
Name: Michael D. Mathews Title: Chief Executive Officer